UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Autonomix Medical, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, TX 77380

(713) 588-6150

To the Stockholders of Autonomix Medical, Inc.:

On behalf of the Board of Directors (the "Board") and management of Autonomix Medical, Inc. (the "Company"), you are cordially invited to attend the Annual Meeting of Stockholders of the Company on October 17, 2024 (the "Annual Meeting"). The Annual Meeting will be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and begin at 10:00 a.m. Central Time.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended March 31, 2024 to you online with paper copies available, free of charge, upon request. On or about September 4, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Shareholders of record at the close of business on August 26, 2024 are entitled to vote on the matters presented at the Annual Meeting.

We intend to hold our Annual Meeting in person and we look forward to seeing you on October 17, 2024. We encourage you to attend the Annual Meeting, but if you are unable to attend, it is important that you vote in advance via the Internet, or by signing, dating and returning the proxy card. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

Very truly yours,

Autonomix Medical, Inc.

By:	/s/ Walter V. Klemp
Walter V. Klemp
Executive Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on October 17, 2024:

Electronic Copies of the Proxy Statement and our 2024 Annual Report on Form 10-K are available at

https://www.AMIX.vote

Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, TX 77380

(713) 588-6150

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 17, 2024

TO THE STOCKHOLDERS OF AUTONOMIX MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Autonomix Medical, Inc. (the “Company”) will be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and begin at 10:00 a.m. Central Time, for the following purposes, as described in the accompanying Proxy Statement:

1.

To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2025 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2025.

3.

To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

Only stockholders of record of the Company at the close of business on August 26, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

AUTONOMIX MEDICAL, INC.
/s/ Walter V. Klemp
The Woodlands, Texas	Walter V. Klemp
September 4, 2024	Executive Chairman of the Board

i

AUTONOMIX MEDICAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 17, 2024

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT I RECEIVED IN THE MAIL AND WHY AM I RECEIVING IT?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement, the form of Proxy, and the Company’s Annual Report on Form 10-K for the fiscal years ended March 31, 2024 and 2023 (the “2024 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting, to be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 on October 17, 2024 at 10:00 a.m. Central Time. As a stockholder of record as of August 26, 2024, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

The terms “Autonomix,” “Company,” “we,” or “our” refer to Autonomix Medical, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.

To elect five Board nominees to the Board of Directors of the Company, each to serve until the 2025 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2025.

3.

To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about September 4, 2024 to all stockholders as of August 26, 2024 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 23,036,933 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on October 17, 2024. The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not considered to be "entitled to vote" on that matter and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE WITHOUT ATTENDING THE MEETING?

If you are the stockholder of record, you may vote by one of the following methods as instructed on the Notice of Internet Availability:

         •         Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 7:00 P.M., Eastern Time, October 16, 2024 (the day before the Annual Meeting). Visit www.AMIX.vote and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

         •         By mail: If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

If you own your shares in “street name,” that is through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on October 17, 2024, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.

You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person at the Annual Meeting.
4.

If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A plurality of the votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote on this proposal.

Proposal 3: To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

The approval of Proposal 3 requires the votes cast for the proposal to exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as "broker non-votes", properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our certificate of incorporation or our bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE AUTONOMIX MEDICAL’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Autonomix are located at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380, and our telephone number is (713) 588-6150.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT AUTONOMIX?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Autonomix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 26, 2024, regarding beneficial ownership of our common stock by:

•     each of our directors;

•     each of our named executive officers;

•     all directors and executive officers as a group; and

•     each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, convertible notes and warrants that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Autonomix Medical, Inc., 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380.

	As of August 26, 2024
	Shares beneficially owned		Percent of Class
Name of Beneficial Owner
Executive officers and directors:

Brad Hauser	-		-
Lori Bisson	366,750	(1)	1.6%
Dr. Robert Schwartz	715,269		3.1%
Landy Toth	2,026,280		8.8%
Walter Klemp	3,015,000		13.1%
Jonathan P. Foster	731,250		3.2%
Christopher Capelli	75,000	(1)	*
David Robins	531,596	(2)	2.3%
Trent Smith	181,250		*

All Executive Officers and Directors as a group (9 persons)	7,642,395		32.4%

5% Shareholders:
BioStar Ventures III, L.P.	2,416,305	(3)	10.5%

*Less than 1%.

(1)       Consists of shares of common stock underlying options, convertible notes, and warrants to purchase common stock that vest within 60 days of August 26, 2024.

(2)       Includes a portion of 1,600,000 warrants to purchase shares of the Company’s common stock that was held by Impulse Medical, Inc., in which Mr. Robins owns 19.5% through Portsmouth Therapeutics, Inc., an entity in which Mr. Robins also owns a 33.33% interest. The shares underlying the warrants are subject to a lockup agreement for a period of six months after the closing of the Company’s IPO with respect to 12.5% of the shares issued and twelve months after the closing of the Company’s IPO for the remainder of the shares.

(3)       The business address of BioStar Ventures III, L.P. is 206, Bridge Street, Charlevoix, MI 49720. General Partner, BioStar Ventures III, LLC, 206, Bridge Street, Charlevoix, MI 49720 has voting and dispositive power over the shares held by BioStar Ventures III, L.P. Louis A. Cannon serves as the Senior Managing Director of BioStar Ventures III, LLC.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of August 26, 2024. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
Brad Hauser	47	Chief Executive Officer and President
Dr. Robert Schwartz	73	Chief Medical Officer
Landy Toth	47	Chief Technology Officer
Trent Smith	55	Chief Financial Officer
Walter V. Klemp	65	Executive Chairman
Jonathan P. Foster	60	Director
Lori Bisson	54	Executive Vice Chair
David Robins	55	Director
Christopher Capelli	64	Director

Set forth below is biographical information about each of the individuals named in the table above:

Brad Hauser, Chief Executive Officer and President. Mr. Hauser joined us in June 2024 as our Chief Executive Officer and President. Prior to his appointment, Mr. Hauser served as the Chief Operating Officer at Beauty Health from January 2023 to June 2024. Mr. Hauser previously served as the President and Chief Executive Officer at Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, from November 2020 to December 2021. Soliton was purchased by AbbVie in 2021 and he continued to provide transition support post-acquisition as the President and Chief Executive Officer of Soliton with Allergan Aesthetics, an AbbVie company, until July 2022. Mr. Hauser previously served as Vice President, Research and Development and General Manager for CoolSculpting at Allergan Pharmaceuticals since ZELTIQ Aesthetics, Inc. was acquired by Allergan in April 2017. Previously, he served as the Senior Vice President of Research and Development at ZELTIQ Aesthetics, Inc. from January 2017 to April 2017 and as its Vice President of Research and Development from July 2015 to January 2017. Mr. Hauser joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, he held multiple roles in the aesthetic industry, including Executive Vice President of Commercial Operations at Cutera, Director of Research and Development at Medicis and Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his B.A. degree in Human Biology from Stanford University.

Dr. Robert Schwartz, Chief Medical Officer. Dr. Schwartz was a co-founder of our company, has served as our Chief Medical Officer since June 2023, and served as our Chief Executive Officer from February 2022 until June 2023. Dr. Schwartz is President of the Jon DeHaan Center for Medical Innovation. He was previously Director at the Center for Applied Vascular Biology and Interventions, Mayo Foundation. Dr. Schwartz has also served as Professor and Associate Professor at the Mayo Medical School. He holds Board Certifications on the National Board of Medical Examiners, American Board of Internal Medicine, and the American Board of Internal Medicine, Cardiovascular Diseases. He has published numerous articles in peer review journals dealing with various topics in interventional cardiology. Dr. Schwartz is the recipient of various awards including the Andreas Gruentzig Award for Basic Research in Coronary Restenosis from the Thoraxcenter/European Society of Cardiology. He holds professional memberships as Fellow of the American College of Cardiology, American Heart Association, and The Society for Cardiac Angiography and Interventions. Dr. Schwartz is also a member of the Society of Atherosclerosis Imaging. Dr. Schwartz received a Master’s Degree in Electrical Engineering, and his doctorate from the University of Colorado-Denver and continued his internship, residency, and Fellowship at the Mayo Graduate School of Medicine. Dr. Schwartz has agreed to provide services to us on a part-time basis of 25% of his working time.

Landy Toth, Chief Technology Officer. Mr. Toth is a key inventor and is responsible for Autonomix’s development efforts to date. Mr. Toth founded Tricord Holdings, LLC in 2012 and Autonomix in August 2014 and has been the Chief Technology Officer since that time. In addition to these efforts, he founded and has filled the role of Chief Technology Officer of LifeLens Technologies, Inc. since September 2016. Over the past 20 years, Mr. Toth has successfully commercialized medical device technologies within startup environments. His focus has been the development and commercialization of wearable and interventional diagnostic medical technologies. He presently has 647 publications across 56 patent families. His portfolio has a grant rate greater than 70% after 2 years. Mr. Toth holds a MASc from the University of Toronto and a BASc from the University of Waterloo. Mr. Toth has also been an employee of Davos Chemical Corporation since January 2011. Mr. Toth has agreed to provide services to us on a part-time basis of 25% of his working time.

Trent Smith, Chief Financial Officer. Mr. Smith joined us in July 2023 as our Chief Financial Officer. Mr. Smith has extensive management, accounting, financial and international experience. From June 2018 to September 2022, Mr. Smith served as the Corporate Controller and Vice-President of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics that was acquired by AbbVie, Inc. in December 2021 and he continued to provide transition support post acquisition. From 2011 to 2018, Mr. Smith held various positions with InfuSystem Holdings, Inc., a national provider of infusion pumps and related services to the healthcare industry, where he served as Corporate Controller and Vice-President before a promotion to Chief Accounting Officer and Executive Vice President. From 2010 to 2011, Mr. Smith served as the Director of External Reporting of Syncreon Holdings, Inc., an international leader in global supply chain management, where he was responsible for creating the external reporting department to be compliant with SEC type reporting. From 2006 to 2010, Mr. Smith served as the Director of Accounting and Financial Reporting of Champion Homes, Inc., a leader in the manufactured housing industry and one of the largest modular homebuilders in North America. From 2005 to 2006, Mr. Smith served as the Director of External Financial Reporting for Dura Automotive Systems, a Tier 1 international designer and manufacturer of automotive components headquartered in Auburn Hills, MI. From 1999 to 2006, Mr. Smith served in various roles and divisions for Valeo, Inc., an international Tier 1 automotive supplier, including as Financial Controller and Treasurer of Valeo Distribution North America and Director of Accounting and Internal Controls for Valeo Wiper Systems, Valoe’s largest division in North America. Mr. Smith began his professional career as an auditor with Deloitte & Touche, LLP in 1995. Mr. Smith served on active duty in the United States Navy from 1987 through 1991 and the reserves until 1993. Mr. Smith is a Certified Public Accountant and a graduate of the University of Illinois where he earned a Bachelor of Science in Accounting.

Walter V. Klemp, Executive Chairman. Mr. Klemp joined us in January 2022 as our Executive Chairman. Mr. Klemp is a co-founder of Moleculin Biotech, Inc., a clinical-stage pharmaceutical company, and has served as its Chairman of the Board and Chief Executive Officer since July 2015 and as president since August 2017. From July 2018 until December 2021, Mr. Klemp served as Executive Chairman on the Board of Directors of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics. In December 2021 Soliton, Inc. was acquired by AbbVie, Inc. From November 2011 to July 2018, Mr. Klemp served as Chief Executive Officer of Soliton. Mr. Klemp served as President and Chief Executive Officer of Zeno Corporation from 2004 to April 2011, where he developed and marketed dermatology devices and drugs from concept through FDA approval and market launch. From 1987 to 2000, Mr. Klemp served as Chief Executive Officer and Chairman of Drypers Corporation, a publicly traded multinational consumer products company that was listed as #1 on the INC 500 List of America’s Fastest Growing Companies. We believe that Mr. Klemp’s extensive experience in the medical device field provide him with the qualifications to serve as a Chairman of the Board.

Lori Bisson, Executive Vice Chair. Ms. Bisson joined us in July 2023 as our Chief Executive Officer and as a director, until June 2024 at which time she ceased her role as Chief Executive Officer and began servicing as our Executive Vice Chair and Strategic Adviser to the Chief Executive Officer. From January 2015 until June 2022, Ms. Bisson served as Chief Financial Officer of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics. Soliton was purchased by AbbVie in 2021 and she continued to provide transition support post-acquisition. Prior to joining Soliton, Ms. Bisson worked as a financial and business development consultant as a shareholder in Condon & Company, PC, from 2009 through December 2014, where she advised a number of life science companies. From 2005 to 2009, Ms. Bisson served as the Chief Financial Officer and Vice President of Operations for Zeno Corporation, a medical device company focused on new technology in the aesthetics area. Ms. Bisson previously served as the Chief Financial Officer of Gulfstream Trading, Ltd., an international oil trading organization from 2001 to 2005. From 1995 to 2001, Ms. Bisson held various positions with Drypers Corporation, a publicly traded multinational consumer products company, where she ultimately held the title of Vice President of Integrated Solutions and oversaw accounting, information technology, and logistics for the U.S. operation. Ms. Bisson began her career at Arthur Andersen, LLP as an auditor focused on consumer products companies. Ms. Bisson also serves as an advisor to Moleculin Biotech, Inc., a clinical stage pharmaceutical company focused on the development of oncology drug candidates. Ms. Bisson is a Certified Public Accountant and holds a B.A. degree in Accounting from Baylor University. We believe that Ms. Bisson’s extensive experience in the medical device field provides her with the qualifications to serve as a director.

Jonathan P. Foster, Director. Mr. Foster joined us in January 2022 as a director. Mr. Foster has served as the Chief Financial Officer and Executive Vice President of Moleculin Biotech, Inc., a clinical-stage pharmaceutical company, since August 2016. Mr. Foster brings more than 30 years in financial experience holding a variety of executive and senior financial positions with public, private, start-up to large corporate and international companies. From February 2012 to August 2016, Mr. Foster served as Chief Financial Officer and Executive Vice President of InfuSystem Holdings, Inc., a national provider of infusion pumps and related services to the healthcare industry. From May 2011 to January 2012, Mr. Foster served as a consultant to the Chief Financial Officer of LSG Sky Chefs, USA, Inc., a subsidiary of Deutsche Lufthansa AG. Prior to that Mr. Foster served in various C-suite capacities with public and private companies with his start beginning as Manager at Deloitte & Touche, LLP. Mr. Foster served on the Board of Financial Institutions for the State of South Carolina from 2006 to 2012 and from June 2018 until December 2021 served on the Board of Directors of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, where he was the Chairman of the Audit and Compensation Committees and the past Chairman of the Nominating & Governance Committee. In December 2021 Soliton, Inc. was acquired by AbbVie, Inc. Since June 2021, Mr. Foster has served on the Board of Directors of Volcon, Inc. where he is the past Chairman and current member of the Audit Committee, a member of the Nominating & Governance Committee and is the Chairman of the Compensation Committee. Mr. Foster is a Certified Public Accountant (South Carolina) and holds the designation of Chartered Global Management Accountant from the American Institute of Certified Public Accountants. He received his BS in Accounting from Clemson University in 1985. We believe that Mr. Foster’s extensive experience in the medical field provide him with the qualifications to serve as a director.

David Robins, Director. Mr. Robins was a co-founder of our company and has served as a director since February 2022. Mr. Robins is also a founder and board member of LifeLens that is currently developing on the body sensing devices. Since 2013, Mr. Robins has served as co-CEO of DavosPharma, a privately held corporation that focuses on supporting biotechnology and medical device companies with manufacturing their products for clinical trials and commercialization. He received his BS in Engineering Chemistry from Queen’s University in Kingston, Ontario and a MS in Chemical Engineering from Syracuse University. Mr. Robins has a significant background in taking medical devices and drugs from clinical trials to commercialization and FDA approvals. We believe that Mr. Robins’ extensive experience in medical device development provide him with the qualifications to serve as a director.

Christopher Capelli, Director. Dr. Capelli currently works at AbbVie as the Scientific Officer & Medical Device Advisor/Soliton for Allergan Aesthetics R&D Surgical Devices. Prior to being acquired by AbbVie in December 2021, he was the Vice Chairman of the Board, Chief Science Officer and Co-founder for Soliton, Inc., a medical device company that was commercializing RESONIC™ for the dermatologic esthetics marketplace based on its Rapid Acoustic Pulse (“RAP”) technology. Dr. Capelli is the lead inventor in Soliton’s RAP technology. A graduate of Massachusetts Institute of Technology (“MIT”) with a Bachelor of Science degree in Mechanical Engineering, Dr. Capelli earned his MD from the University of Wisconsin Medical School and maintains a medical license in the State of Wisconsin. As a result of his scientific work since graduating from MIT, Dr. Capelli holds over 100 issued patents and patent applications worldwide. These patents served as the basis for the creation of five companies having a total market capitalization greater than $36 billion. As a businessman, Dr. Capelli has been directly involved in the start-up of numerous venture-capital backed biomedical company ventures. We believe that Dr. Capelli’s extensive experience in medical device development provide him with the qualifications to serve as a director.

No director is related to any other director or executive officer of our company or our subsidiaries and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors oversees the business affairs of Autonomix and monitors the performance of management. Pursuant to our Bylaws, the Board of Directors shall consist of no less than one director. Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the fiscal year ended March 31, 2024 (“fiscal 2024”). The Board held 1 meeting during fiscal 2024. In addition to meetings of the full Board of Directors, our Board has established an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee. During fiscal 2024, these Board committees held an additional 1 meeting during the year. Specifically, the breakdown of the committee meetings for fiscal 2024 are as follows: 1 for the Audit Committee. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended more than 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Ms. Bisson and Mr. Klemp, are independent as defined under the Nasdaq Rules.

Board Committees

We established a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. Our Board of Directors has adopted and approved a charter for each of these standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the “Investors - Corporate Governance” section on our web site at https://ir.autonomix.com/corporate-governance.

Audit Committee. The members of the Audit Committee are Jonathan P. Foster (Chair), David Robins and Christopher Capelli. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Mr. Foster, is an “audit committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are David Robins (Chair), Jonathan P. Foster and Christopher Capelli. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

Compensation Committee. The members of the Compensation Committee are Jonathan P. Foster (Chair), David Robins and Christopher Capelli. Each member of the Compensation Committee is independent as defined by Nasdaq Rules.

The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board of Directors regarding the annual compensation and benefits for our other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer and Chief Financial Officer.

Our Chief Executive Officer and Chief Financial Officer review the performance of our other executive officers (other than themselves) and, based on that review, they then make recommendations to the Compensation Committee about the compensation of executive officers (other than themselves). Neither our Chief Executive Officer nor Chief Financial Officer participate in any deliberations or approvals by the Board or the Compensation Committee with respect to their own compensation.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the Annual Meeting. This will be our first Annual Meeting as a public company.

Board Leadership Structure and Role in Risk Oversight

Walter V. Klemp serves as both our Executive Chairman of the Board and Brad Hauser serves as our Chief Executive Officer. Our Board of Directors has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer.

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our previous year’s annual meeting so as to permit the Board of Directors time to evaluate the qualifications of the nominee; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Diversity of Directors

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance (as of August 26, 2024):

Board Diversity Matrix (As of August 26, 2024)
Total Number of Directors
	Female	Male
Part I: Gender Identity	1	4
Directors
Part II: Demographic Information
Asian
White	1	4

Stockholder Communications with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Autonomix. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Anti-Hedging Policy

Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the “Investors - Corporate Governance - Governance Documents” section of our web site at https://ir.autonomix.com/corporate-governance. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy that applies to all of our directors, executive officers, and employees. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders by requiring, among other things, that insiders maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while aware of material nonpublic information.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended March 31, 2024, other than i) Form 3 by BioStar Ventures III, L.P. that was filed on February 1, 2024 and ii) Form 4 by David Robins, that was filed on July 26, 2024.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

Our named executive officers for the years ended March 31, 2024 and 2023, which consist of our principal executive officer and our two other most highly compensated executive officers, are:

Summary Compensation Table – 2024

Name and Principal Position	Year	Salary ( $ )	Non-Equity Incentive Plan Compensation ( $ )	Option Awards ( $ ) (1)	All Other Compensation ( $ ) (2)	Total ( $ )

Lori Bisson - Chief Executive Officer (3)	2024	$225,000	$150,000	$1,823,991	$17,505	$2,216,496

Dr. Robert Schwartz, Former Chief Executive Officer and current Chief Medical Officer	2024	100,000	35,000	247,861	-	382,861
	2023	100,000	-	-	-	100,000

Landy Toth - Chief Technology Officer	2024	187,500	-	165,241	-	352,741
	2023	156,250		-	-	156,250

Trent Smith - Chief Financial Officer (4)	2024	159,375	74,250	888,595	18,114	1,140,334

Walter V. Klemp - Executive Chairman	2024	200,000	-	165,241	-	365,241
	2023	200,000	-	-	-	200,000

(1)

Represents the full grant date fair value of the option grant calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officer. For a summary of the assumptions made in the valuation of the awards, please see Note 4 to our financial statements as of and for the period ended March 31, 2024 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on May 31, 2024.

(2)

Other compensation amount represents health care insurance costs the Company currently pays for all employees, including $12,634 each for Ms. Bisson and Mr. Smith. In addition, the Company reimbursed Ms. Bisson $4,871 and Mr. Smith $5,480 each for COBRA reimbursements.

(3)	Ms. Bisson joined the Company on July 1, 2023. Ms. Bisson’s annual base salary was $300,000.

(4)	Mr. Smith joined the Company on July 24, 2023. Mr. Smith’s annual base salary was $225,000.

Narrative to Summary Compensation Table

We have established for compensation purposes a compensation year that matches our fiscal year that ends March 31st. Subsequent to the end of the fiscal year, our Compensation Committee completes its annual review of executive compensation and determines, after researching comparable companies, the compensation arrangements for the next compensation year.

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the individual executive’s performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then determines the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

For the 2024 fiscal year, the annual base salaries for Ms. Bisson, Dr. Schwartz, Mr. Toth, Mr. Smith and Mr. Klemp were $300,000, $100,000, $187,500, $225,000 and $200,000, respectively. For the 2025 fiscal year, the base salaries for Ms. Bisson, Dr. Schwartz, Mr. Toth, Mr. Smith, Mr. Klemp and Mr. Hauser will be $375,000, $100,000, $137,500, $285,000, $150,000 and $450,000, respectively. Upon Ms. Bisson’s change in responsibilities in June 2024, her annual base salary was reduced to $150,000.

Annual Bonus and Non-Equity Incentive Plan Compensation.

We seek to motivate and reward our executives for achievements relative to our corporate goals and objectives, and with respect to their respective individual goals, for each fiscal year. For the last fiscal year, the target bonus for Ms. Bisson, Dr. Schwartz, Mr. Toth, Mr. Smith and Mr. Klemp were 50%, 35%, 0%, 33% and 0%, respectively, of their base salary. For the 2025 fiscal year, the target bonus each year for Ms. Bisson, Dr. Schwartz, Mr. Toth, Mr. Smith, Mr. Klemp and Mr. Hauser are 50%, 35%, 0%, 40%, 0%, and 60%, respectively, of their base salary.

The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year, which represents the total potential bonus payable to our named executive officers, and the percentage attainment of the individual goals approved by our Compensation Committee with respect to our other executive officers. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the fiscal year, the Compensation Committee reviews our performance against our goals and objectives and approves the extent to which we achieved each of our corporate and individual goals and objectives, and, for each named executive officer, the amount of the bonus awarded.

For the last fiscal year, bonuses were awarded based on our achievement of specified corporate goals, including a successful initial public offering (IPO), setting up and beginning our initial proof-of-concept trial, and searching and establishing new relationships with vendors to further the development of our sensing and ablation products, and individual goals, as applicable. Based on the level of achievement, our Compensation Committee awarded Ms. Bisson, Dr. Schwartz, Mr. Smith and Mr. Klemp 100%, respectively, of their potential bonuses for the year. These actual bonus amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

For the 2025 fiscal year, bonuses will be awarded based on our achievement of specified corporate goals, including securing strategic partnerships, progress on our pivotal trial, completion of financings, and completion of the ongoing clinical proof of concept trial. These corporate goals account for 100% of our base line bonuses. In addition, our Compensation Committee specified a series of “stretch goals,” that, if achieved, would result in an additional 20%.

Long-Term Incentives

Our 2023 Stock Plan provides for the grant of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants.

Each year our Compensation Committee establishes a value for the expected equity grant issuable to each of our named executive officers. For options, we typically set the option exercise price and grant date fair value based on the closing price of our common stock on Nasdaq on the date of grant, however, there may be instances where we may use an average closing price, up to five days, to set the option exercise price (provided such average price is higher than the closing price of our common stock on the date of grant). The shares underlying options typically vest in four equal annual installments. For other equity awards, the grant date fair value is based on the closing price of our common stock on Nasdaq on the date of grant.

For the 2025 fiscal year, the fair value of the equity grants for Ms. Bisson, Mr. Smith and Mr. Klemp were established at $300,000, $302,900, and $233,000, respectively, although the final determination for any equity grants remain at the discretion of the Compensation Committee.

Equity Awards

The following table sets forth certain information concerning our outstanding equity awards for our named executive officers at March 31, 2024.

Outstanding Equity Awards At Fiscal Year-End

		Option Awards
Name and Principal Position	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options ( # ) Exercisable (1)	Number of Securities Underlying Unexercised Options ( # ) Unexercisable (1)	Option Exercise Price ( $ )	Option Expiration Date

Lori Bisson - Chief Executive Officer	06/30/23	175,050	758,550	$2.00	06/30/33

Dr. Robert Schwartz, Former Chief Executive Officer and current Chief Medical Officer	-	-	-	$-	-

Landy Toth - Chief Technology Officer	-	-	-	$-	-

Trent Smith - Chief Financial Officer	07/24/23	-	425,000	$2.00	07/24/33

Walter V. Klemp - Executive Chairman	-	-	-	$-	-

(1)         The shares underlying the options granted on June 30, 2023 for Ms. Bisson vest in equal monthly installments over a four-year period (i.e., 1/48th of each grant vests each month on the anniversary of the grant date). The shares underlying the options granted on July 24, 2023 for Mr. Smith vest in annual installments over a four-year period (i.e., one-quarter of each grant vests on the first, second, third and fourth anniversary of the grant date), subject to continued service with us through each applicable vesting date.

Employment Agreements

Brad Hauser Employment Agreement

On June 17, 2024, we entered into an employment agreement with Brad Hauser pursuant to which Mr. Hauser agreed to serve as our chief executive officer and president for an initial three-year period, which may be extended on a year-to-year basis. Mr. Hauser’s agreement provides for an initial annual base salary of $450,000 (subject to an annual review and increase at the discretion of our Compensation Committee) and a target annual bonus of 60% of his base salary. Pursuant to the agreement, Mr. Hauser was granted a ten-year option (the “Inducement Options”) to purchase 900,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date of the employment agreement. The option vests in four equal annual installments (or 225,000 shares each installment) on each of the succeeding four anniversary dates of the execution of the employment agreement, provided Mr. Hauser is employed by us on each vesting date. In the event of a “change of control” or the termination of the agreement by us without “cause” or by Mr. Hauser for “good reason,” all of the unvested options shall immediately vest. The Inducement Options were granted outside of our 2023 Stock Plan as an inducement material to Mr. Hauser’s entering into employment with us in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). Commencing with the year ending March 31, 2025, Mr. Hauser will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The number of shares underlying the target annual option grant will be equal to $1,000,000 divided by the Black-Scholes value per share of our common stock on the date of grant.

If Mr. Hauser’s employment is terminated at our election without “cause,” or by Mr. Hauser for “good reason,” Mr. Hauser shall be entitled to receive severance payments equal to twelve months of Mr. Hauser’s base salary and 100% of the target bonus for the year in which such termination occurs; provided that such amounts shall be increased by 50% if Mr. Hauser’s agreement is terminated without “cause” or by Mr. Hauser for “good reason” within three months prior to or twelve months after a “change of control.” In the event that any payments or benefits provided to Mr. Hauser would trigger the excise tax under Section 4999 of the Internal Revenue Code or any similar provision, the Company agreed to provide Mr. Hauser with a gross-up payment to ensure that, after payment of all taxes (including the excise tax, federal, state, and local income taxes, and employment taxes) imposed on the gross-up payment, Mr. Hauser receives a net amount equal to the payments or benefits Mr. Hauser would have received if the excise tax didn't apply.

Lori Bisson Employment Agreement

On June 17, 2024, we entered into an employment agreement with Lori Bisson pursuant to which Ms. Bisson agreed to serve as our Executive Vice Chair and Strategic Adviser to the Chief Executive Officer (“Vice Chair”) for an initial two-year period. Ms. Bisson’s agreement provides for an initial annual base salary of $150,000 (subject to an annual review and increase at the discretion of our Compensation Committee) and a target annual bonus of 50% of her base salary. Pursuant to the agreement, Ms. Bisson continued to vest in the option grants issued to Ms. Bisson in her role as chief executive officer and president in accordance with the vesting schedule set out in her initial employment agreement. In the event of a “change of control” or the termination of the agreement by us without “cause” or by Ms. Bisson for “good reason,” all of the unvested options shall immediately vest. Ms. Bisson is entitled to receive any compensation, including incentive compensation, for the fiscal year ended March 31, 2024 that has not been paid as of the date of the agreement. Commencing with the year ending March 31, 2025, Ms. Bisson will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Ms. Bisson agreed to waive any severance payments due to her in connection with the termination of the prior employment agreement that we entered into with her on June 30, 2023.

On June 30, 2023, we had entered into an employment agreement with Lori Bisson pursuant to which Ms. Bisson agreed to serve as our Chief Executive Officer commencing July 1, 2023 for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. The agreement provided for an initial annual base salary of $300,000. Ms. Bisson was eligible to receive an annual bonus of up to 50% of her base salary, provided that the final determination on the amount of the annual bonus, if any, was to be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

Pursuant to the agreement, Ms. Bisson was granted a ten-year option to purchase 933,600 shares of our common stock at an exercise price of $2.00 per share. The option vests in 48 equal installments (or 19,450 shares each installment) on each of the succeeding forty-eight monthly anniversary dates of the execution of the employment agreement, provided Ms. Bisson is either CEO or a member of the Board of Directors on such vesting date. In the event of a “change of control” or the termination of the prior agreement by us without “cause” or by Ms. Bisson for “good reason,” all of the unvested options shall immediately vest. Commencing with the first full compensation year subsequent to the completion of this offering, Ms. Bisson will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The number of shares underlying the target annual option grant for the initial grant after the completion of the IPO was to be equal to $300,000 divided by the Black-Scholes value per share of our common stock on the date of grant. In the event Ms. Bisson’s agreement is terminated without “cause” or by Ms. Bisson for “good reason” within three months prior to or twelve months after of a “change of control”, all of the unvested options shall immediately vest.

If Ms. Bisson’s employment is terminated at our election without “cause”, which requires 90 days advance notice, or by Ms. Bisson for “good reason,” Ms. Bisson shall be entitled to receive severance payments equal to twelve months of Ms. Bisson’s base salary and 100% of the target bonus for the year in which such termination occurs; provided that such amounts shall be increased by 50% if Ms. Bisson’s agreement is terminated without “cause” or by Ms. Bisson for “good reason” within three months prior to or twelve months after of a “change of control.” Ms. Bisson agreed not to compete with us until twelve months after the termination of her employment.

Trent Smith – Chief Financial Officer

On July 24, 2023, we entered into an employment agreement with Trent Smith pursuant to which Mr. Smith agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party provides 90 days written notice to the other party of its decision not to renew the agreement. The agreement provided for an initial annual base salary of $225,000. Mr. Smith is eligible to receive an annual bonus of up to 33% of his base salary, provided that the final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

Pursuant to the agreement, Mr. Smith was granted a ten-year option to purchase 425,000 shares of our common stock at an exercise price of $2.00 per share. The option vests vest in four equal annual installments (or 106,250 shares each installment) on each of the succeeding four anniversary dates of the execution of the employment agreement, provided Mr. Smith is CFO on such vesting date. In the event of a “change of control” or the termination of the agreement by us without “cause” or by Mr. Smith for “good reason,” all of the unvested options shall immediately vest. Commencing with the fiscal year ended March 31, 2025, Mr. Smith will be eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Smith’s employment is terminated upon his disability or death, at our election without “cause”, which requires 90 days advance notice, or by Mr. Smith for “good reason,” Mr. Smith shall be entitled to receive severance payments equal to nine months of Mr. Smith’s base salary and 100% of the target bonus for the year in which such termination occurs; provided that such amounts shall be increased to thirteen and one-half months of Mr. Smith’s base salary and 125% of the target bonus for the year in which such termination occurs if Mr. Smith’s agreement is terminated without “cause” or by Mr. Smith for “good reason” within three months prior to or twelve months after of a “change of control.” Mr. Smith agreed not to compete with us until twelve months after the termination of his employment.

Other Agreements

In January 2022, we entered into an at-will employment letter with Dr. Schwartz to serve as our Chief Executive Officer on a part-time basis comprising 25% of his working time until we identified a full-time Chief Executive Officer, at which time Dr. Schwartz would become our Chief Medical Officer. Pursuant to the letter, we agreed to pay Dr. Schwartz a base salary of $100,000 per year, and to pay Dr. Schwartz an annual incentive cash bonus of up to 35% of his base salary subject to the achievement of agreed upon goals and objectives and the approved of our Board of Directors or Compensation Committee. In connection with the employment letter, we issued Dr. Schwartz a grant of 400,000 shares of our common stock. Upon the appointment of Ms. Bisson as Chief Executive Officer, Dr. Schwartz agreed to serve as our Chief Medical Officer on a part-time basis comprising 25% of his working time.

Effective January 2022, we entered into an amended and restated consulting agreement with Mr. Toth to provide services to us on a part-time basis comprising 25% of his working time. Pursuant to the consulting agreement, we agreed to pay Mr. Toth a base salary of $187,500 per year commencing in June 2022. In connection with the consulting agreement, we issued Mr. Toth a stock grant of 1,550,000 shares of common stock. The consulting agreement may be terminated by either party on 30 days’ notice.

In January 2022, we entered into a director offer letter with Mr. Klemp to serve as our Executive Chairman. Pursuant to the letter, we agreed to pay Mr. Klemp annual board fees of $200,000 per year. In connection with Mr. Klemp’s appointment to the Board, we issued Mr. Klemp a stock grant of 2,890,000 shares of common stock.

Director Compensation

In January 2022, we entered into a director offer letter with Mr. Klemp to serve as our Executive Chairman. Pursuant to the letter, we agreed to pay Mr. Klemp annual board fees of $200,000 per year. In connection with Mr. Klemp’s appointment to the Board, we issued Mr. Klemp a stock grant of 2,890,000 shares of common stock.

In January 2022, we entered into a director offer letter with Mr. Foster to serve as a director. Pursuant to the letter, we agreed to pay Mr. Foster annual board fees of $50,000 per year. In connection with Mr. Foster’s appointment to the Board, we issued Mr. Foster a stock grant of 700,000 shares of common stock.

In February 2022, we entered into a director offer letter with Mr. Robins to serve as a director. In connection with Mr. Robins’ appointment to the Board, we issued Mr. Robins a stock grant of 100,000 shares of common stock.

In September 2023, we entered into a director offer letter with Mr. Capelli to serve as a director. In connection with Mr. Capelli’s appointment to the Board, we issued Mr. Capelli a stock options of 75,000 shares of common stock.

Commencing upon the closing of our IPO in January 2024, our non-employee directors began to receive annual compensation of $50,000.

In May 2024, the Board of Directors approved an updated non-employee director compensation plan, pursuant to which upon the initial appointment (or election) of an non-employee director to the Board, the non-employee director shall be issued a 10-year option to purchase 75,000 shares of the Company’s common stock, under the 2023 Stock Plan, that will vest in three equal annual installments over a three-year period. In addition, on the date of our annual meeting, each non-employee director that is re-elected at the Annual Shareholder Meeting will be issued a 10-year option to purchase 50,000 shares of the Company’s common stock, under the 2023 Stock Plan that will vest quarterly over a one-year period.

The following table sets forth the total compensation earned by our non-employee directors in fiscal 2024. Mr. Klemp’s compensation is fully reflected in the “Summary Compensation Table” above:

Name	Year	Fees earned or paid in cash ( $ )		Option awards ( $ ) (1)	Total ( $ )

Jonathan P. Foster	2024	$50,000	(2)	$-	$50,000

David Robins	2024	$8,333	(3)	$-	$8,333

Christopher Capelli	2024	$8,333	(3)	$116,980	$125,313

(1)         Represents the full grant date fair value of the option award our board approved and granted to each non-employee director, calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the director. For a summary of the assumptions made in the valuation of the awards, please see Note 4 to our financial statements as of and for the period ended March 31, 2024 included in the Annual Report on Form 10-K filed with the SEC on May 31, 2024. As of March 31, 2024, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Capelli – 75,000 shares.

(2)         Annual cash Board fee commenced with agreement dated April 1, 2022.

(3)         Annual cash Board fee commenced with the completion of the Company’s IPO on January 29, 2024.

Recoupment Policy

We adopted the Autonomix Medical, Inc. Dodd-Frank Restatement Recoupment Policy. In the event that we are required to prepare a financial restatement, the Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans at March 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights ( a )	Weighted-average exercise price of outstanding options, warrants and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ( c )

Equity compensation plans approved by security holders (1)	2,003,600	$2.33	1,996,400

Equity compensation plans not approved by security holders (2)	79,765	$5.18	-

(1) Represents shares of common stock issuable upon exercise of outstanding stock options under our current 2023 Stock Plan.

(2) Consists of warrants issued for services.

RELATED PARTY TRANSACTIONS

We utilize a consulting firm that is owned by Matthew Lourie, our former Chief Financial Officer, to provide accounting and financial reporting services and to pay certain expenses on behalf of the Company. During the years ended March 31, 2024 and 2023, we incurred fees of $59,450 and $49,056 for these services, respectively, excluding officer compensation.

As part of the March 2022 sale of our common stock for cash, a member of the Board of Directors purchased 50,000 shares of common stock for $100,000 of cash proceeds. As part of the March 2023 sale of common stock for cash, three members of the Board of Directors purchased, in the aggregate, 162,500 shares of common stock for $325,000 of cash proceeds.

In December 2021, we granted a company affiliated with certain early investors in the Company a license to our technology for use in the field of cardiology. In July 2023, we entered into a termination agreement for the license agreement in exchange for the issuance, upon the closing of our IPO, of a warrant to purchase 1,600,000 shares of our common stock at an exercise price of $0.001 per share. The shares underlying the warrant are subject to a lockup agreement for a period of six months after the closing of the IPO with respect to 12.5% of the shares and twelve months after the closing of the IPO for the remainder of the shares. One of our directors, David Robins, holds a 20% interest in the company receiving the warrant.

During the year ended March 31, 2022, in connection with the sale of securities and the entrance of the license agreement discussed above, we paid a total of $175,000 to the licensee, which was recorded as general and administrative expense, and incurred an additional $26,282 of legal costs from the licensee related to the license, which were paid during the year ended March 31, 2023.

In September 2023, we commenced a private placement for up to $2.0 million in principal amount of convertible notes with a maturity date of December 31, 2025. For each dollar in principal amount of convertible notes purchased, we issued a warrant to purchase 0.25 shares of our common stock, with an exercise price of $1.00 per share. On the closing of our IPO, the principal amount of the convertible notes converted into our common stock at a conversion price of $2.00 per share. Subsequent to September 30, 2023, members of the Company’s management, Board of Directors and an immediate family member of the Company’s management, collectively purchased $500,000 ($400,000 and $100,000, respectively) in principal amount of convertible notes in the private placement.

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee is responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant to, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In determining whether to approve a proposed transaction, our audit committee will consider all relevant facts and circumstances including: (i) the materiality and character of the related party’s direct or indirect interest; (ii) the commercial reasonableness of the terms; (iii) the benefit or perceived benefit, or lack thereof, to us; (iv) the opportunity cost of alternate transactions; and (v) the actual or apparent conflict of interest of the related party.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members: Walter V. Klemp, Lori Bisson, Jonathan P. Foster, David Robins and Christopher Capelli. The Nominating and Governance Committee nominated, and the Board approved and recommended, all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal.

The Board recommends that stockholders vote FOR each of the five nominees for election to our Board of Directors.

PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Forvis Mazars, LLP (PCAOB Firm ID No. 686), located in Atlanta, Georgia, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2025. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Forvis Mazars, LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by the independent registered public accounting firm Forvis Mazars, LLP for their services for the fiscal years ended March 31, 2024 and 2023, respectively, were as follows:

	2023	2024
Audit Fees	$421,908	$221,550
Audit-related fees	-	-
Tax fees	-	6,825
All other fees	-	-

Total	$421,908	$228,375

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for permissible tax compliance services.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting.

The Board recommends that stockholders vote FOR the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Forvis Mazars, LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Forvis Mazars, LLP the Company’s audited financial statements. We discussed with Forvis Mazars, LLP the overall scope and plans of their audit. We met with Forvis Mazars, LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended March 31, 2024, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of March 31, 2024, and for the year then ended; (ii) discussed with Forvis Mazars, LLP the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from Forvis Mazars, LLP required by applicable requirements of the PCAOB Forvis Mazars, LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Forvis Mazars, LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission.

Jonathan P. Foster (Chair)

David Robins

Christopher Capelli

PROPOSAL 3:

TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR BOARD OF DIRECTORS AUTHORITY TO AFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK

General

The Board has unanimously approved and stockholders are being asked to approve the reverse split amendment to the Company’s Certificate of Incorporation in substantially the form attached hereto as Appendix A (the “Reverse Split Amendment") to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. If stockholders approve and adopt the proposed Reverse Split Amendment to affect the reverse stock split, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split. The reverse stock split will become effective on the date set forth in the Reverse Split Amendment as filed with the Secretary of State of the State of Delaware (the “Effective Date”). Notwithstanding any approval of the proposed Reverse Split Amendment by our stockholders, the Board may, at its sole discretion, abandon the proposed Reverse Split Amendment and determine prior to the Effective Date not to affect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed Reverse Split Amendment will not reduce the number of authorized shares of common stock (which will remain at 500,000,000) or preferred stock (which will remain at 10,000,000) or change the par values of our common stock (which will remain at $0.001 per share) or preferred stock (which will remain at $0.001 per share).

Purpose of the Reverse Stock Split Proposal

Our common stock is currently quoted on the Nasdaq Capital Market, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from the Nasdaq Capital Market.

As of the date of this proxy statement, the bid price for our common stock had closed below the minimum $1.00 per share price since August 2, 2024. If the bid price for our common stock closes below the minimum $1.00 per share price for 30 consecutive business days, we will receive a deficiency letter from the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we will be provided an initial period of 180 calendar days to regain compliance with the Bid Price Rule. If, at any time before such date, the bid price for our common stock closes at $1.00 or more for a minimum of 10 consecutive business days, the NASDAQ Staff will provide written notification to us that we comply with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G). If we are not in compliance with the Bid Price Rule by the end of the 180-day period, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify NASDAQ of our intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split. If we do not regain compliance with the Bid Price Rule by the end of the 180-day period, and if we are not eligible for an additional compliance period at that time, the NASDAQ Staff will provide written notification to us that our common stock may be delisted. We would then be entitled to appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing. There can be no assurance that, if we do appeal a delisting determination by the NASDAQ Staff to the NASDAQ Listing Qualifications Panel, that such appeal would be successful. The Board is requesting shareholders to approve this Proposal 3 to allow it the ability to utilize a reverse split to maintain or regain compliance with the Bid Price Rule in the future.

In addition to the Bid Price Rule, the Board believes that by reducing the number of shares of common stock outstanding through the reverse stock split and thereby proportionately increasing the per share price of the Company’s common stock, the Company’s common stock may be more appealing to institutional investors and institutional funds. The Board also believes that the stockholders also may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investments funds and lower trading costs.

The Board believes that stockholder approval of multiple reverse stock split ratios (rather than a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal 3, the reverse stock split will be affected, if at all, only upon determination by the Board that the reverse stock split is in the Company’s and its stockholders’ best interests at that time. In connection with any determination to affect the reverse stock split, the Board will set the time for such a split and select the specific ratio from the proposed reverse stock split ratios included in this Proposal 3. These determinations will be made by the Board with the intention to create the greatest marketability for the Company’s common stock based upon prevailing market conditions at that time.

The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

Certain Risk Associated with the Reverse Stock Split

Before voting on this Proposal 3, you should consider the following risks associated with the implementation of the reverse stock split.

●

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company’s common stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

●

There can be no assurance that the market price per new share of the Company’s common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse stock split. Many companies have completed reverse splits and had their trading price fall significantly. Accordingly, the total market capitalization of the Company’s common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

●

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the reverse stock split is affected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company’s common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

●

The reverse stock split may result in some stockholders owing “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.

In determining the reverse stock split ratio, our Board will consider numerous factors, including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend our Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, it will be affected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be affected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions and the likely effect on the market price of the Company’s common stock. If the Board determines to affect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-10 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 1,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-half to one-fiftieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options, warrants, and convertible notes entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, warrants, or convertible notes, as applicable, between and including one-half to one- fiftieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options, warrants, or convertible notes, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including 2 to 50 times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of August 26, 2024.

	Before Reverse Stock Split	After Reverse Stock Split
		1-for-2	1-for-10	1-for-20	1-for-25	1-for-30	1-for-50
Common Stock Authorized	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Preferred Stock Authorized	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Common Stock Issued and Outstanding	23,036,933	11,518,467	2,303,693	1,151,847	921,477	767,898	460,739
Common Stock Underlying Options and Warrants	6,580,148	3,290,074	658,015	329,007	263,206	219,338	131,603
Common Stock Underlying Convertible Notes	665,000	332,500	66,500	33,250	26,600	22,167	13,300
Common Stock Available for Grant under 2023 Stock Plan	1,512,726	756,363	151,273	75,636	60,509	50,424	30,255
Common Stock Authorized and Unreserved	468,205,193	484,102,596	496,820,519	498,410,260	498,728,208	498,940,173	499,364,103

The Reverse Split Amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one fiftieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our per share net loss will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect on Authorized by Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 500,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the section titled “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 500,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed Reverse Split Amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming the Company remains listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Proposal 3 is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders, and we file the Reverse Split Amendment with the Secretary of State of the State of Delaware. Even if Proposal 3 is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the Reverse Split Amendment, all the old common stock will be converted into new common stock as set forth in the Reverse Split Amendment.

As soon as practicable after the Effective Date of the reverse stock split, stockholders will be notified that the reverse stock split has been affected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Date of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the Effective Date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

After the Effective Date, the Company’s common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. We anticipate that our common stock will continue to be reported on the NASDAQ Stock Market under the symbol “AMIX.”

Beginning on the Effective Date of the reverse stock split, each book-entry notation evidencing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split and we will not independently provide our stockholders with any such right.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax considerations of the reverse stock split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the reverse stock split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This summary is general in nature, and no attempt has been made to comment on all U.S. federal income tax consequences of the reverse stock split that may be relevant to particular U.S. Holders, including, among others, holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar; (viii) who actually or constructively own five percent or more of our common stock; or (ix) who are otherwise subject to special treatment under the U.S. federal income tax laws or who are otherwise subject to special tax rules.

In addition, the following discussion does not address state, local or foreign tax consequences of the reverse stock split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the reverse stock split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND FOREIGN TAX LAWS.

Federal Income Tax Consequences of the Reverse Stock Split

The reverse stock split is intended to be treated as a tax-deferred “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. The remainder of the discussion assumes the reverse stock split will qualify as a recapitalization.

A U.S. Holder generally would not be expected to recognize gain or loss upon the reverse stock split for U.S. federal income tax purposes, except with respect to any fractional share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the reverse stock split would be expected to equal the aggregate adjusted tax basis of the shares of our common stock surrendered. The U.S. Holder’s holding period in the shares of our common stock received pursuant to the reverse stock split would be expected to include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. As described above under “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who otherwise would be entitled to receive a fractional share as a result of the reverse stock split will have such fractional share of common stock rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A U.S. Holder who receives one whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. We are not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences, including the effect on the U.S. Holder’s adjusted tax basis, of receiving a whole share in lieu of a fractional share in the reverse stock split.

No gain or loss is expected to be recognized by us as a result of the reverse stock split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING APPLICABLE REPORTING REQUIREMENTS, DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

Vote Required and Recommendation of the Board of Directors

To approve Proposal 3 at the Annual Meeting the votes cast for the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that stockholders vote FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 to 1-for-50 (or any whole number in between), as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Internet Availability with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the Notice of Internet Availability may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials or Notice of Internet Availability, please (1) notify your broker, or (2) direct your written request to Autonomix Medical, Inc., 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials or Notice of Internet Availability at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials or Notice of Internet Availability to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our next Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board of Directors, must be received at our principal executive offices located in The Woodlands, Texas no later than March 31, 2025. For any proposal that a stockholder wishes to propose for consideration at our next Annual Meeting but does not wish to include in the proxy materials for that meeting, our Bylaws require that the submission must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our previous year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us.. The notice of the proposal also must comply with the content requirements for such notices set forth in our Bylaws.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors AUTONOMIX MEDICAL, INC.

/s/ WALTER V. KLEMP
Walter V. Klemp
Executive Chairman of the Board

The Woodlands, Texas

September 4, 2024

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AUTONOMIX MEDICAL, INC.

Autonomix Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, [●]1 shares of the Corporation’s common stock, par value $0.001 per share (hereinafter the “Common Stock”), issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock (which shall be Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 per share, authorized) or the Corporation’s preferred stock (which shall be Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, authorized (hereinafter the “Preferred Stock”)); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

2. Thereafter, pursuant to a resolution of the Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

3. The foregoing amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

4. This amendment shall be effective as of [●] p.m., Eastern Time, on [●].

IN WITNESS WHEREOF, I have signed this Certificate this [●] day of [●].

AUTONOMIX MEDICAL, INC. By: _________________________ Name:____________________ Title: ____________________

(1)         The Board of Directors will determine the reverse split ratio in its sole discretion. The ratio will be one of the following: 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19, 1-for-20, 1-for-21, 1-for-22, 1-for-23, 1-for-24, 1-for-25, 1-for-26, 1-for-27, 1-for-28, 1-for-29, 1-for-30, 1-for-31, 1-for-32, 1-for-33, 1-for-34, 1-for-35, 1-for-36, 1-for-37, 1-for-38, 1-for-39, 1-for-40, 1-for-41, 1-for-42, 1-for-43, 1-for-44, 1-for-45, 1-for-46, 1-for-47, 1-for-48, 1-for-49, and 1-for-50, as determined by the Board

AUTONOMIX MEDICAL INC.

21 WATERWAY AVENUE, SUITE 300, THE WOODLANDS TX 77380

VOTE BY INTERNET - www.AMIX.vote

Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on October 16, 2024. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12-digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37th St, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347) 584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The undersigned hereby appoints Brad Hauser and Trent Smith, or either of them, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the common stock, of Autonomix Medical, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of stockholders, to be held at the principal executive offices of the Company at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 at 10:00 AM Central Time on October 17, 2024.

This proxy is solicited by the Company's Board of Directors.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted as recommended by the Company's Board of Directors, or if no recommendation is given, in the proxy holder's discretion.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 and 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Nominee	For	Withhold
1a. Walter V. Klemp	☐	☐
1b. Lori Bisson	☐	☐
1c. Jonathan P. Foster	☐	☐
1d. David Robins	☐	☐
1e. Christopher Capelli	☐	☐

Note: To transact such other business as may be properly brought before the Meeting and any adjournment or postponement thereof.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date